Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-4 of our report dated March 29, 2016, on our audit of the consolidated financial statements and financial statement schedules of Avenue Financial Holdings, Inc. as of December 31, 2015, and for the year ended December 31, 2015, which report appears in the Annual Report on Form 10-K. We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP

Indianapolis, Indiana

April 15, 2016